UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2023

AquaBounty Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36426	04-3156167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Mill & Main Place, Suite 395, Maynard, Massachusetts

(Address of principal executive offices)

01754

(Zip Code)

978-648-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	AQB	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01. Other Events.

On June 2, 2023, AquaBounty Technologies, Inc. (the “Company”) issued a press release announcing a pause to the construction of its farm in Pioneer, Ohio due to a substantial increase in its estimated cost of completion. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The following statements contained in the press release attached hereto as Exhibit 99.1, as well as the following additional risk factors, are hereby incorporated herein and shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•“the GMP estimate that we received came in at a price that is significantly above our previously disclosed estimate of $375 - $395 million. Given this information, we cannot finance the project through a municipal bond placement without a significant increase in the Company’s equity contribution. As a result, the Company has put an immediate pause on further construction of the site while the management team undertakes a detailed review of its strategic options, including evaluating a smaller scope or size for the farm.”

•Our business plans include building complex additional farms, which are subject to a number of risks and potential cost increases, and require the need for substantial additional capital without which we may not be able to implement our strategy as planned or at all.

Our strategy depends on our ability to develop and construct additional farms, including our planned Ohio farm. We have begun construction of this farm and its construction, and others in the future, is contingent on a number of significant uncertainties, including those described below. As a result, we may be required to raise significant additional capital and may be unable to construct such facilities as planned or at all which could significantly impact our business strategy, ability to raise additional funds, results of operations, and stock price.

We have experienced significant increases in the expected cost of our Ohio farm and may not be able to obtain the financing necessary to complete construction of this farm or other proposed facilities as planned or at all. Our previously disclosed estimates for the cost to construct, acquire land and certain ancillary costs to build our Ohio farm have increased significantly over time, and we may encounter further unanticipated difficulties and cost overruns in constructing this farm and other future farms. Preparing cost and timing estimates for complex RAS farms is inherently difficult and subject to change based on a number of factors that we have experienced to date and may experience in the future, including design changes, increasing inflationary pressure on costs of materials and labor, the impact of health epidemics such as COVID-19, construction delays, dependence on contractors, the impact of increasing interest rates on financing costs, customer requirements and unexpected complications. These and other factors have contributed to subcontractors for certain goods and services at our Ohio farm submitting bids above the levels that we expected. As a result of these increases, and increased interest rates, we have historically raised, and are likely to again increase, our estimate for the total cost for the Ohio farm and amount of financing that we would need to obtain to complete the project as currently planned. As announced on June 2, 2023, our design and construction firm’s most recent cost estimate for the Ohio farm significantly exceeded expectations and as a result, we estimate that the total project cost for the Ohio farm, including construction, land, insurance and ancillary costs would be substantially above our previously disclosed range of between $375 million and $395 million. As a result of these cost increases, we cannot finance the project through a previously planned municipal bond financing without a significant increase in our equity contribution funding to the project, which may require us to raise significant additional capital outside of any bond financing. Due to these challenges, we paused the construction of our Ohio farm while we evaluate strategic alternatives, including a smaller scope or size for the farm and/or a phased approach to complete the project. There can be no guarantee that we will be able to develop successful alternative strategies or execute on our current strategy. We expect that the pause in construction of our Ohio farm will delay completion of the project and could increase overall costs. These cost increases and construction delays, and any further delays or increased construction costs may require us to seek additional funding by issuing equity securities or debt or seeking alternative funding sources. Moreover, our decision to pause the construction of the Ohio farm, and any decision to pursue an alternative strategy for the scope or size of the facility, or a phased construction approach, may render equity, bond and other forms of financing unavailable on acceptable terms. Whether we continue with our prior plans or pursue a modified strategy, there can be no assurance that we will be able to accurately estimate the costs of the project and/or obtain the necessary funding on acceptable terms, any of which would result in a materially detrimental impact on our business strategy, ability to build our planned farms, results of operation and stock price.

Our decision to pause construction and pursue alternatives for our Ohio farm, and the strategies we propose and ultimately pursue, may further delay construction, require additional permits, and/or be viewed negatively by our current and potential equity and debt investors which could negatively affect our stock price and ability to raise sufficient additional capital on acceptable terms.

We do not have the financial resources required to fully finance the construction of the Ohio farm as currently contemplated, which requires us to seek to raise part of these necessary funds through debt financing solutions, which are sensitive to interest rate fluctuations and other macro-economic factors. Recent increases to interest rates have increased the borrowing costs for bond financings, and any further increases or other volatility or tightening in the financial and credit markets could also increase borrowing costs or make debt financing unavailable on acceptable terms, any of which would result in a materially detrimental impact on our business strategy, ability to build our planned farms, results of operation and stock price.

We may not be able to obtain the approvals and permits that will be necessary in order to construct our facilities as planned. We will need to obtain a number of required permits in connection with the hydrology, construction and operation of our farms, which is often a time-consuming process. We will also need to obtain FDA approval to grow our GE Atlantic salmon in the facility. Delays or failures of regulatory bodies to approve our construction plans and provide necessary permits and other approvals are likely, such as the delays we have experienced in obtaining a key permit related to the Ohio farm for water and wastewater lines. If we experience further delays in obtaining the required approvals and permits for our farms, our costs are likely to increase, our expected construction completion date, commercial stocking and first sale of our GE Atlantic salmon may be delayed and we may experience negative impacts on our stock price. If we are unable to obtain the required approvals and permits for our farms, we will not be able to construct the farms. In addition, federal, state and local governmental requirements and delays could substantially increase our costs, which could materially harm our results of operations, financial condition and stock price.

Other macro-economic factors, such as a downturn in the seafood market, and volatility in our stock price may negatively impact our ability to obtain financing on acceptable terms.

Delays and defects may cause our costs to increase to a level that would make one or more of our farms too expensive to construct or unprofitable. We may suffer significant delays or cost overruns at our farms that could prevent us from commencing operations as expected as a result of various factors. These factors include shortages of workers or materials, construction and equipment cost escalation, transportation constraints, adverse weather, unforeseen difficulties or labor issues, or changes in political administrations at the federal, state or local levels that result in policy change towards genetically engineered foods in general or our products and farms in particular. Defects in materials or workmanship could also delay the commencement of operations of our planned farms, increase production costs or negatively affect the quality of our products. Due to these or other unforeseen factors, we may not be able to proceed with the construction or operation of our farms in a timely manner or at all, which would result in a materially detrimental impact on our business strategy, results of operation and stock price.

Except as expressly set forth in Item 8.01, the information included in this Current Report on Form 8-K pursuant to Item 8.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by AquaBounty Technologies, Inc. on June 2, 2023 furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AquaBounty Technologies, Inc.
(Registrant)

June 2, 2023	/s/ David A. Frank
David A. Frank
Chief Financial Officer